Exhibit 10.1

FIRST AMENDMENT

TO

LOAN, GUARANTY AND SECURITY AGREEMENT

This First Amendment to Loan, Guaranty, and Security Agreement (this “Amendment”) is entered into this 30th day of June, 2023, by and among (a) ASLAN PHARMACEUTICALS (USA) INC., a Delaware corporation (“Borrower Representative”), ASLAN PHARMACEUTICALS LIMITED, an exempted company incorporated under the laws of the Cayman Islands and each other Person party hereto as a borrower from time to time (“Parent”, and together with Borrower Representative, collectively, “Borrowers”, and each, a “Borrower”), (b) ASLAN PHARMACEUTICALS PTE. LTD., a private company limited by shares formed under the laws of the Republic of Singapore (“ASLAN LTD” and together with each other Person party hereto or any other Loan Documents as a guarantor from time to time, collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), (c) K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and (d) K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

RECITALS

A. The Secured Parties and the Loan Parties have entered into that certain Loan, Guaranty and Security Agreement dated as of July 12, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lender has extended credit to the Loan Parties for the purposes permitted in the Loan Agreement.

C. The Loan Parties have requested that Administrative Agent amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Administrative Agent has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Exhibit A (Definitions). The following term and its respective definition set forth on Exhibit A is amended in its entirety and replaced with the following:

“         “Amortization Date” means August 1, 2023, which shall be extended to November 1, 2023 upon the occurrence of Interest Only Extension Event A and confirmation by Administrative Agent that no Event of Default has occurred and is continuing, which shall be further extended to February 1, 2024 upon the occurrence of Interest Only Extension Event B and confirmation by Administrative Agent that no Event of Default has occurred and is continuing, and which shall be further extended to August 1, 2024 upon the occurrence of Interest Only Extension Event C and confirmation by Administrative Agent that no Event of Default has occurred and is continuing.”

2.2 Exhibit A (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically on Exhibit A thereof:

“         “First Amendment Effective Date” means June 30, 2023.”

“         “Interest Only Extension Event A” means that, Borrower has delivered to Administrative Agent, evidence satisfactory to Administrative Agent in its commercially reasonable discretion, that on or prior July 31, 2023, (a) Borrower has (i) closed on its licensing deal with Zenyaku Kogyo Co., Ltd. for development and commercialization of Eblasakimab in Japan and (ii) received an unconditional upfront payment in an amount of at least $12,000,000.00 or (b) Parent shall have announced the achievement of positive data for ASLAN LTD’s Phase 2b clinical study of ASLAN004 in atopic dermatitis which is supportive of continued clinical advancement with a commercially viable product profile, as determined by Administrative Agent in its reasonable discretion.”

“         “Interest Only Extension Event B” means that, Borrower has delivered to Administrative Agent, evidence satisfactory to Administrative Agent in its commercially reasonable discretion, that on or prior July 31, 2023, (a) Borrower has (i) closed on its licensing deal with Zenyaku Kogyo Co., Ltd. for development and commercialization of Eblasakimab in Japan and (ii) received an unconditional upfront payment in an amount of at least $12,000,000.00 and (b) Parent shall have announced the achievement of positive data for ASLAN LTD’s Phase 2b clinical study of ASLAN004 in atopic dermatitis which is supportive of continued clinical advancement with a commercially viable product profile, as determined by Administrative Agent in its reasonable discretion.”

“         “Interest Only Extension Event C” means that, Borrower has delivered to Administrative Agent, evidence satisfactory to Administrative Agent in its commercially reasonable discretion, that on or prior October 31, 2023, (a) Interest Only Extension Event B has occurred and (b) Borrower has received, after the First Amendment Effective Date, but on or prior to October 31, 2023, unrestricted and unencumbered (other than Permitted Liens described in clauses (a) or (j) of the definition thereof) net cash proceeds from warrant exercises and/or the issuance and sale of its equity securities to investors satisfactory to Administrative Agent in its commercially reasonable discretion in an aggregate amount of equal to or greater than $39,500,000.00.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which any Secured Party may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce the Secured Parties to enter into this Amendment, each Loan Party hereby represents and warrants to the Secured Parties as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of each Loan Party delivered to Administrative Agent as of the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting each Loan Party, (b) any contractual restriction with a Person binding on each Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on each Loan Party, or (d) the organizational documents of each Loan Party;

4.6 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Loan Party, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Administrative Agent of this Amendment by each party hereto, and (b) Borrower’s payment to Administrative Agent, for the ratable benefit of Lenders, of (i) a fully-earned non-refundable amendment fee in an amount equal to Seventy-Five Thousand Dollars ($75,000.00), and (ii) the Secured Parties’ reasonable and documented legal fees and expenses incurred in connection with this Amendment; provided that such legal fees shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, plus expenses.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director & CIO

ADMINISTRATIVE AGENT

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director & CIO

BORROWERS:
EXECUTED AS A DEED:

ASLAN PHARMACEUTICALS LIMITED

By	/s/ Carl Firth
Name:	Carl Firth
Title:	CEO / Director

ASLAN PHARMACEUTICALS (USA) INC.

By	/s/ Carl Firth
Name:	Carl Firth
Title:	CEO / Director

GUARANTOR:

EXECUTED AND DELIVERED AS A DEED
For and on behalf of
ASLAN PHARMACEUTICALS PTE. LTD.

By	/s/ Carl Firth
Name:	Carl Firth
Title:	Director

By	/s/ Kiran Asarpota
Name:	Kiran Asarpota
Title:	Director